Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Boston Edison Company on Form S-3 (File Nos. 33-57840 and 33-59693) and on Form S-8 (File Nos. 33-00810, 33-7558, 33-38434, 33-48424,
33-48425, 33-59662, 33-59682 and 33-58457) and on Form S-4 (File No.
333-23439) of our report dated January 23, 1997 on our audits of the consolidated financial statements of Boston Edison Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                 By:  /s/ Coopers & Lybrand, L.L.P.
                                      -----------------------------
                                          Coopers & Lybrand, L.L.P.


Boston, Massachusetts
March 27, 1997